UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________
FORM 8-K
_______________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012
_______________________________________________
 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
______________________________________________

Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information set forth in Item 7.01 hereof is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.

Seitel, Inc. (the “Company”) is pleased to announce certain preliminary financial results for the quarter ended, and position as of, March 31, 2012.

The Company expects cash resales for the first quarter of 2012 to be approximately $39 million and Solutions and other revenue to be approximately $1.3 million. This compares to cash resales of $26.3 million and Solutions and other revenue of $1.1 million for the first quarter of 2011.

Cash EBITDA, defined as cash resales plus all other cash revenues other than from data acquisitions, plus gains on sales of marketable securities obtained as part of licensing our seismic data, less cost of goods sold and recurring cash selling, general and administrative expenses, is expected by the Company to be approximately $32 million for the quarter ended March 31, 2012, an increase of more than 47% from Cash EBITDA of $21.7 million in the first quarter of 2011.

As of March 31, 2012, the Company's cash balance was approximately $63.4 million.

The Company is continuing to benefit from strong returns on its data library investments. Beginning in 2008, the Company has been investing in new data acquisition projects in key unconventional plays in North America. The Company has incurred or will incur net cash capital expenditures totaling approximately $138 million on projects signed from 2008 through 2011 and has earned weighted average returns (based on net cash capital expenditures) of 48.2%, 58.0% and 90.4% in the first three years of the surveys' lives on these projects.

In addition, the Company received an appraisal of its data library as of March 7, 2012, which values the Company's existing library, including data in progress, at a fair market value of $467.0 million.

The Company is pursuing a refinancing which, if completed, will refinance its existing $275.0 million senior notes due February 14, 2014.
Our consolidated financial and operating data for the quarter ended March 31, 2012 presented above are preliminary, based upon our estimates and subject to completion of our financial closing procedures. This data has been prepared by and is the responsibility of management. This summary is not a comprehensive statement of our financial results for the period indicated and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.
Date: April 5, 2012	By:	/s/ Marcia H. Kendrick
Marcia H. Kendrick
Chief Financial Officer